Exhibit 99.1/ PRESS RELEASE: SEPTEMBER 13, 2012


POWER REIT DECLARES A
DIVIDEND OF $0.10 / SHARE


OLD BETHPAGE, NY. On September 12, 2012, the board of trustees of Power REIT declared a cash dividend of $ 0.10 per common share payable on October
5, 2012 to shareholders of record as of September 24, 2012.